JELD-WEN Announces Sale of Australasia Business to Platinum Equity for AU$688 Million FOR IMMEDIATE RELEASE Charlotte, N.C., April 17, 2023 – JELD-WEN Holding, Inc. (NYSE: JELD), a leading global manufacturer of building products, today announced that it has completed its comprehensive review of strategic alternatives for its Australasia business and has entered into a definitive sale agreement with Platinum Equity to sell 100% of the business for approximately $688 million Australian dollars (or approximately US$461 million1) before tax and subject to certain adjustments. JELD-WEN anticipates minimal tax leakage associated with the transaction. “Today’s announcement marks continued execution against our strategy to streamline and simplify our business and maximize shareholder value,” said William J. Christensen, JELD-WEN chief executive officer. “I want to personally thank our Australasia team for their hard work and dedication to serving customers. We look forward to working with Platinum on executing a seamless transition for the business.” Platinum Equity Co-President Louis Samson and Platinum Equity Managing Director Adam Cooper said in a joint statement, “We are excited about the prospects for the Australasia business. Platinum has decades of experience with corporate carve outs, helping establish standalone companies that can maximize their potential. With our experience in Australia, our knowledge of the building products space, and our carve out expertise and operational capabilities, we look forward to helping the business navigate a dynamic housing market. This investment is right in our wheelhouse.” JELD-WEN’s Australasia business represents approximately 11 percent of the company’s global revenues and is the leading Australian designer, manufacturer and distributor of windows and doors. It employs roughly 5,000 people and comprises 41 manufacturing locations across Australia, Malaysia and Indonesia. Its notable brands include Corinthian®, Stegbar® and Breezway®, among many others. The transaction is expected to close in the third quarter of 2023, subject to certain closing conditions and regulatory approvals. JELD-WEN intends to use the majority of the proceeds from the transaction to pay down debt. The company plans to update full-year guidance on its first quarter earnings call, scheduled for May 9, to reflect reporting the Australasia business as discontinued operations beginning in its second fiscal quarter. Advisers Macquarie Capital is serving as financial adviser to JELD-WEN, and Herbert Smith Freehills is serving as legal counsel. Gresham Advisory Partners is serving as financial adviser to Platinum Equity, and Allens is serving as legal counsel. To learn more about JELD-WEN, please visit the company’s website at www.jeld-wen.com. 1 Based on AUD/USD FX rate of 0.67 as of April 17, 2023 Exhibit 99.1

About JELD-WEN Holding, Inc. Headquartered in Charlotte, N.C., JELD-WEN is a leading global manufacturer of high-performance interior and exterior building products, offering one of the broadest selections of windows, interior and exterior doors, and wall systems. JELD-WEN delivers a differentiated customer experience, providing construction professionals with durable, energy-efficient products and labor-saving services that help them maximize productivity and create beautiful, secure spaces for all to enjoy. The JELD-WEN team is committed to creating safe, sustainable environments for customers, associates and local communities. The JELD-WEN family of brands includes JELD-WEN® worldwide; LaCantina™ and VPI™ in North America; Swedoor® and DANA® in Europe; and Corinthian®, Stegbar® and Breezway® in Australia. About Platinum Equity Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with approximately $47 billion of assets under management and a portfolio of approximately 50 operating companies that serve customers around the world. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 27 years Platinum Equity has completed more than 350 acquisitions. Forward Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts or forward-looking statements, including statements regarding our business strategies and ability to execute on our plans, market potential, future financial performance, customer demand, the potential of our categories, brands and innovations, the impact of our footprint rationalization and modernization program, the impact of acquisitions and divestitures on our business and our ability to maximize value and integrate operations, our pipeline of productivity projects, the estimated impact of tax reform on our results, litigation outcomes, and our expectations, beliefs, plans, objectives, prospects, assumptions, or other future events, all of which involve risks and uncertainties that could cause actual results to differ materially. For a discussion of these risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the Securities and Exchange Commission. Media Contacts: Colleen Penhall Vice President, Corporate Communications 980-322-2681 cpenhall@jeldwen.com

Dan Whelan Platinum Equity 310-282-9202 dwhelan@platinumequity.com Investor Relations Contact: James Armstrong Vice President, Investor Relations 704-378-5731 jarmstrong@jeldwen.com